Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Burlington Northern Santa Fe Corporation

In connection with the Quarterly Report of Burlington Northern Santa Fe Corporation (the "Company") on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Matthew K. Rose, Chairman, President and Chief Executive Officer of the Company, and Thomas N. Hund, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his knowledge on the date hereof:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 29, 2008

/s/ Matthew K. Rose	/s/ Thomas N. Hund

                                                    Matthew K. Rose                                          Thomas N. Hund
                       Chairman, President and Chief Executive Officer                                                                  Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Burlington Northern Santa Fe Corporation and will be retained by Burlington Northern Santa Fe Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

E-6

FORM 10-Q